 Exhibit 99.1

NEWS RELEASE

	Contacts:	Gregg Piontek, VP & CFO
Newpark Resources, Inc.
281-362-6800

FOR IMMEDIATE RELEASE		Ken Dennard, Managing Partner
Karen Roan, SVP
DRG&L 713-529-6600

NEWPARK RESOURCES ANNOUNCES AGREEMENT
TO PURCHASE DRILLING FLUIDS BUSINESS

THE WOODLANDS, TX – December 29, 2012 – Newpark Resources, Inc. (NYSE: NR) today announced that it has entered into a definitive agreement to acquire substantially all assets and operations of Alliance Drilling Fluids, LLC (“Alliance”), a provider of drilling fluids, proppants, and related services headquartered in Midland, Texas.  Under the terms of the agreement, cash consideration at closing is expected to be approximately $53 million, subject to typical adjustments for actual working capital conveyed.  Additional consideration up to $4.3 million may be payable based on the profitability of the proppant business over the two year period following the acquisition.  Alliance recorded revenues of $89 million and operating income of $14 million for the year ended December 31, 2011, of which approximately 50% of revenue and 40% of operating income was attributable to the proppant business.  The transaction will be funded through borrowings on Newpark’s revolving credit facility and is expected to close on December 31, 2012.
Paul Howes, President and Chief Executive Officer of Newpark, stated, “We are pleased to announce this acquisition, which is consistent with our strategy to grow our Drilling Fluids business. With their core business in the Permian Basin and Eagle Ford Shale markets, the acquisition of Alliance significantly increases our market share in these important regions.  Alliance, like Newpark, is focused on water-based technologies and a commitment to provide operators with best-in-class drilling fluids and engineering services.
“We expect the Alliance acquisition to be accretive to Newpark’s earnings in 2013,” concluded Howes.
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Newpark Resources, Inc. is a worldwide provider of drilling fluids, temporary worksites and access roads for oilfield and other commercial markets, and environmental waste treatment solutions.  For more information, visit our website at www.newpark.com.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act that are based on management's current expectations, estimates and projections. All statements that address expectations or projections about the future, including Newpark's strategy for growth, product development, market position, expected expenditures and financial results are forward-looking statements. Some of the forward-looking statements may be identified by words like "expects," "anticipates," "plans," "intends," "projects," "indicates," and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Newpark, particularly its Annual Report on Form 10-K for the year ended December 31, 2011, as well as others, could cause results to differ materially from those stated. These risk factors include, but are not limited to, the availability of raw materials and skilled personnel, the impact of restrictions on offshore drilling activity in the Gulf of Mexico, our customer concentration and cyclical nature of our industry, our market competition, the cost and continued availability of borrowed funds, our international operations, legal and regulatory matters, including environmental regulations, inherent limitations in insurance coverage, potential impairments of long-lived intangible assets, technological developments in our industry, the impact of severe weather, particularly in the U.S. Gulf Coast, and our ability to execute our business strategy and make successful capital investments and business acquisitions.  Newpark's filings with the Securities and Exchange Commission can be obtained at no charge at www.sec.gov, as well as through our website at www.newpark.com.

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